POWER OF ATTORNEY
FOR SECTION 16 REPORTING OBLIGATIONS
     The undersigned hereby constitutes and appoints each of Tim McGaw, Eileen Wheatman, and Kevin Douglas, acting either individually or together, as each of the undersigned’s true and lawful attorney-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of each of the undersigned to:
(1)   execute for and on behalf of the undersigned, in the undersigned’s capacity as an officer and/or director, and/or person who holds more than 10% of the stock of IMAX Corporation, a Canadian corporation (the “Company”), Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules thereunder;
(2)   do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5, complete and execute any amendment or amendments thereto, and timely file any such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and
(3)   take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.
     The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done pursuant to this power of attorney. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Exchange Act.
     This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the attorneys-in-fact. This Power of Attorney may be filed with the SEC as a confirming statement of the authority granted herein.
[signature page follows]

     The undersigned has caused this Power of Attorney to be executed as of this 24th day of April, 2007.

/s/ Kevin Douglas
Kevin Douglas

/s/ Michelle Douglas
Michelle Douglas

/s/ James E. Douglas, III
James E. Douglas, III

DOUGLAS FAMILY TRUST
/s/ James E. Douglas Jr.
Name:	James E. Douglas, Jr.
Title:	Trustee

/s/ Jean A. Douglas
Name:	Jean A. Douglas
Title:	Trustee

JAMES DOUGLAS AND JEAN DOUGLAS IRREVOCABLE DESCENDANTS’ TRUST
/s/ Kevin Douglas
Name:	Kevin Douglas
Title:	Trustee

/s/ Michelle Douglas
Name:	Michelle Douglas
Title:	Trustee